Exhibit 99.2
GENERAL RELEASE AND SEVERANCE AGREEMENT
This General Release and Severance Agreement (the “Agreement”) is between Cathy Taylor (“Executive”), 413 Mustang Drive, Irving, Texas 75063 and Dynamex Inc. (“Dynamex”). The Effective Date of this Agreement is the eighth day after it is signed by Executive (“Effective Date”).
Section 1. Resignation from Employment
1.1 Dynamex notified Executive that it intends to replace her as President. Rather than accepting an alternative position, Executive is resigning her employment with Dynamex effective August 15, 2009 (the “Termination Date”). After this date, Executive shall not accrue nor shall she be eligible or entitled to accrue or vest any additional benefits, including auto allowance, 401K contributions, retirement benefits or vacation benefits, to which she may previously have been eligible or entitled and that are made available to Dynamex employees from time to time or which were provided to Executive during her employment with Dynamex. No later than the sixth day after the Termination Date, Dynamex will issue a check to Executive for all work performed through the Termination Date as well as payment for her accrued but unused vacation time.
1.2 Consideration:
(a)	In consideration for the release of all claims and other agreements by Executive provided for herein and subject to the conditions precedent set forth below in Section 1.6 of this Agreement, Dynamex agrees to pay Executive the gross severance amount of Four Hundred Five Thousand Dollars and no/100 ($405,000.00) (“Severance Payment”). The total Severance Payment will be paid out to Executive over a period of 18 months in 18 equal installments and will be subject to all applicable payroll withholdings. The first payment shall be made on or before the 15th day of August, 2009 (assuming that day is more than 7 days after Executive executes this Agreement). Thereafter, the remaining payments shall be made on or before the 15th day of each remaining month. Executive acknowledges and agrees that the Severance Payment is new and separate consideration and is above and beyond any amounts to which she may have previously been entitled.

(b)	As separate and independent consideration for the release of all claims and other agreements by Executive provided for herein, if Executive elects to continue her group health coverage under COBRA, Dynamex further agrees to pay Executive’s COBRA premium costs for her current level of health coverage for a period of eighteen (18) months or until Executive becomes eligible for coverage under an alternate health plan, whichever occurs sooner.

(c)	As separate and independent consideration for the release of all claims and other agreements by Executive provided for herein, Dynamex agrees to waive the restrictions on certain restricted stock previously granted to Executive. Nothing herein grants or entitles Executive to additional stock beyond that previously granted.
1.3 In exchange for the separate and independently valuable consideration set forth in Section 1.2 above, Executive hereby fully and finally waives and releases and agrees to indemnify and hold harmless Dynamex (including all parents, subsidiaries, and affiliated entities), its shareholders, directors, officers, principals, vice-principals, partners, employees, agents, legal counsel and other legal representatives of every kind (collectively the “Released Parties”) from and with respect to any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with Executive’s employment or the termination thereof or any other, facts or events occurring on or before the date that Executive signs this Agreement. Executive agrees that this Agreement specifically includes, without limitation, a release and waiver of any personal injury claims, negligence claims, contractual claims (express or implied), claims to the Company’s goodwill and Confidential Information (as defined below in Section 2.1(f.)), claims as to the enforceability of the restrictions and covenants set forth in Section 2. below (including any claim that the restrictions are overbroad or not supported by sufficient consideration), wrongful discharge claims, and claims of discrimination, retaliation and harassment of every possible kind, including but not limited to, claims on the basis of race, color, sex, national origin, religion, disability, or any other statute, regulation or ordinance, including but not limited to the Texas and U.S. Constitutions, the Texas Commission on Human Rights Act, the Texas Payday Act, the Texas Workers Compensation Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Americans With Disabilities Act (as amended), the Fair Labor Standards Act, the Family Medical Leave Act (as amended), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Sarbanes-Oxley Act of 2002, and/or the Consolidated Omnibus Reconciliation Act (“COBRA”) and any related attorney’s fees and costs claims, if any, that she may have against Released Parties.
1.4 Executive waives and releases the Released Parties from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make the Agreement not binding. Executive is not relying upon any representations by the Released Parties legal counsel in deciding to enter into this Agreement. Executive understands and agrees that by signing this Agreement she is giving up the right to pursue any legal claims that she may have against the Released Parties, provided that nothing in this provision of the Agreement shall be construed to prohibit Executive from filing a charge or complaint with the Equal Employment Commission or equivalent state agency or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or equivalent state agency. However, Dynamex will assert all such claims have been released in a final binding settlement.
1.5 Executive agrees that any and all sums paid or to be paid to her pursuant to Section 1.2 will be forfeited and all sums previously paid will become immediately due and payable to Dynamex and that Dynamex will have no further obligations to Executive under Section 1.2 in the event that Executive asserts any claim, demand or cause of action, including any cause of action for indemnity and contribution or third-party action, arising out of, resulting from, or in any way related to any of the claims or potential claims encompassed within this Agreement, or any action to set aside, invalidate or avoid this Agreement, except as a result of the Company’s breach of this Agreement or a challenge to the Age Discrimination in Employment Act (“ADEA”) waiver. Executive further agrees that any and all remaining sums to be paid to her pursuant to Section 1.2 will be forfeited and all sums previously paid, if any, will become immediately due and payable to Dynamex and that Dynamex will have no further obligations to Executive under Section 1.2 in the event that Executive violates any of the restrictions set forth in Section 2 below. Executive further agrees that a breach of the covenants set forth in Section 1.3 and Section 2 will entitle Dynamex and its successors and assigns to a full recovery in an action for damages, including, but not limited to, recovery of its or their costs, expenses and attorneys’

fees for investigation, prosecution or defense of any action brought in breach of this covenant. Such recovery of monies or discontinuance of payments under Section 1.2 shall not otherwise affect the enforceability of this Agreement or of other individual promises contained in this Agreement, including the release in Section 1.3.
1.6 Internal Reporting Matters. Executive further agrees to provide Dynamex, prior to September 1, 2009, a written declaration in the form set forth in Attachment A, that Executive has reported to the President and Chief Executive Officer of Dynamex any and all material, outstanding operations- or compliance-related issues, if any, of which she was aware as of the Termination Date, regardless of whether such issues are the subject of an internal or external investigation, complaint, charge, claim or suit at the time of the execution of the declaration. Executive further declares, represents and warrants that as of the Termination Date she has not provided information, caused information to be provided or otherwise assisted in any investigation regarding any conduct that the Executive reasonably believes would constitute a violation of 18 U.S.C. §§ 1341, 1343, 1344 or 1348, any rule or regulation of the Securities and Exchange Commission or any provision or federal law relating to fraud against shareholders, that she has not filed, caused to be filed, testified participated in or otherwise assisted in a proceeding filed or about to be filed relating to an alleged violation of 18 U.S.C. §§ 1341, 1343, 1344 or 1348, any rule or regulation of the Securities and Exchange Commission or any provision or federal law relating to fraud against shareholders, and that the Company has not in any way discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against the Executive in the terms and conditions of employment because of any actual, alleged or perceived act done by the Executive with respect to the foregoing.
1.7 Post-Termination Assistance to the Company. Executive agrees to cooperate with Dynamex in the handling or defense of any legal claims or disputes related to her past association and/or employment with the Dynamex. Executive will make herself reasonably available to Dynamex in connection with any pending or threatened claims or charges against Dynamex, will provide information requested by Dynamex in a truthful and complete manner without the need for subpoena, and will, upon reasonable notice, attend any legal proceeding at which her presence is needed by Dynamex without the need for subpoena; provided, however, that both parties will cooperate in an effort to avoid schedule conflicts, and Dynamex will assist Executive in bringing any conflicting obligations to the attention of the applicable court in an effort to accommodate same. Dynamex agrees to pay Executive for any reasonable travel, telephone, photocopy and other out-of-pocket expenses incurred as a result of any requests made of her by Dynamex under this Section. Nothing herein shall give Dynamex the right to control or dictate the content of any testimony given by Executive, or any documents produced by her, pursuant to subpoena or other lawful process, it being understood that Executive shall provide all information lawfully required of her and shall testify truthfully. Executive also agrees to be reasonably available to Dynamex Executive Management for the next 60 days for transition purposes. The provisions of this Section shall not apply to any action brought under this Agreement.
1.8 Subpoenas. In the event that a subpoena or other lawful process or request is properly served upon Executive requiring production or disclosure of Dynamex information or documents, regardless of whether Confidential or Privileged as defined below, Executive shall promptly notify the Company, in writing, and provide it with copies of any subpoena or other process or request served upon her. Executive shall thereafter make such documents available to the Company for inspection and copying at a reasonable time and place designated by the Company prior to their production. In the event that the subpoena or other process or request requires testimony or statements from Executive, Executive agrees to meet, telephonically or in person, with attorneys or agents designated by the Company, at a time and place designated by the Company and prior to the testimony, for the purpose of discussing such testimony.

Section 2. Non-Competition, Nondisclosure and Non-Solicitation
2.1	In exchange for the good and sufficient consideration provided herein, Executive agrees as follows:
a.	Restriction on Disclosure of Information and Interference with Goodwill. Executive agrees that she will not use or disclose any Dynamex Confidential Information or Privileged Information that she obtained during her employment with Dynamex for the benefit of any person or entity other than Dynamex unless expressly authorized to do so by Dynamex or compelled to do so by law through court order, legally binding subpoena, or comparable requirement. In the event disclosure of Confidential or Privileged Information is compelled by law, Executive will give Dynamex written notice as soon as possible under the circumstances and will take all steps reasonably available to her to protect against unnecessary disclosure. Unless otherwise prohibited by applicable law, the restrictions on use and/or disclosure of Confidential Information provided for herein will continue in effect for as long as Dynamex maintains the information as confidential, which will be presumed to be a period of at least three years unless Executive can show otherwise. The restrictions on the use and/or disclosure of Privileged Information will continue in effect indefinitely.

b.	Restriction on Interfering with Employee Relationships. Executive agrees that, for a period of eighteen (18) months after the Termination Date and with respect to individuals who are employed by Dynamex on the Termination Date or who were employed by Dynamex during the 18-month period preceding the Termination Date, Executive will not (i) either directly or indirectly, hire, call on, solicit, or take away, or attempt to call on, solicit or take away any employees or officers of Dynamex, or encourage any employees or officers of Dynamex to terminate their relationship with Dynamex, or (ii) assist any other party, either directly or indirectly, to hire, call on, solicit, or take away, or attempt to call on, solicit or take away any employees or officers of Dynamex, or encourage any employees or officers of Dynamex to terminate their relationship with Dynamex.

c.	Non-Solicitation of Customers. Executive agrees that for a period of 18 months after the Termination Date, within any markets in which Dynamex has ongoing customer relationships, Executive will not (i) either directly or indirectly, hire, call on, solicit, or take away, or attempt to call on, solicit or take away any customers of Dynamex, or encourage any customers of Dynamex to terminate their relationship with Dynamex, (ii) assist any other party, either directly or indirectly, to hire, call on, solicit, or take away, or attempt to call on, solicit or take away any customers of Dynamex, or encourage any customers of Dynamex to terminate their relationship with Dynamex, or (iii) interfere with any ongoing business relationship that Dynamex has with any established national or regional customer as of the Termination Date, or with any prospective national or regional customer with whom Dynamex had made proposals within the 18 months preceding the Termination Date.

d.	Restriction on Competition. Executive agrees that for a period of eighteen (18) months after the Termination Date, Executive will not, as an employee or an independent contractor, consultant, business owner or sole proprietor, conduct business or any other activities similar in nature or purpose to those of the Company that are directly competitive with the Business of Dynamex (“Competitive

Business”). The parties agree that the following is a non-exclusive list of regional or national competitors that are directly competitive with the business of Dynamex: Beavex, Ace Expeditors, Lazership, Velocity Express, Ensenda, Big Dog Logistic and their affiliates. Executive agrees that the geographic scope of these restrictions is reasonable in that it is intended to be and is limited to the location of the particular customer of a competitor engaged in Competitive Business.

e.	Non-Disparagement. Executive agrees that she shall not make any statements to any third parties that disparage the business of Dynamex or its parent company, affiliates, officers, directors, or employees, except that this provision shall not, and is not intended to in any way, restrict or prohibit Executive from providing truthful testimony or information to any governmental agency or court of competent jurisdiction.

f.	Definitions. As used herein, “Business of Dynamex” shall be defined as same day transportation and distribution solutions involving but not limited to the following services: air and ground, same day point-to-point on-demand; air and ground scheduled same day delivery; same day local and regional distribution; and private fleet outsourcing. “Confidential Information” shall be defined as methods, processes, formulae, compositions, systems, techniques, technology, independent contractor lists, employee lists, inventions, machines, computer programs and research projects, and business information including customer lists, pricing data, sources of supply, financial data, marketing materials, production materials, plans, drawings, blueprints, reports, manuals, correspondence, and all other materials and all copies thereof relating in any way to the Company’s business, or in any way obtained by Executive during the course of her employment or consulting work. “Privileged Information” as used herein is information protected from disclosure by law by virtue of the attorney client privilege, the attorney work product doctrine, the investigative privilege, the self-critical analysis privilege, or any other applicable privilege under state or federal law.
Section 3. Waiver of Claims Under the ADEA.
3.1 In addition to the waivers of claims or rights above, Executive hereby waives any claim of age discrimination that she may have under the Age Discrimination in Employment Act (“ADEA”) or similar state statutes that prohibit employers from discriminating against employees on the basis of the employee’s age. Executive is hereby advised to consult with an attorney regarding the terms of this release. Executive further agrees that (1) this Agreement is worded in an understandable way; (2) claims under the ADEA that may arise after the date this Agreement are not waived; (3) the rights and claims waived in this Agreement are in exchange for additional consideration over and above any consideration to which Executive was already undisputedly entitled; (4) Executive has been advised to consult with an attorney prior to executing this Agreement and has had sufficient time and opportunity to do so; (5) Executive has been given up to 21 days, if desired, to consider this Agreement, and that no additional time is necessary. Executive further understands that she may revoke her waiver and release of any ADEA claims covered by this Agreement within seven (7) days after the date Executive executes this Agreement. If Executive revokes her release of any ADEA claims, Dynamex, in its sole discretion, may withdraw its offer of the consideration described herein and the remainder of the Agreement will be nullified. Acceptance of any payment made hereunder after the seven (7) day revocation period constitutes an affirmative representation that Executive did not revoke her release.
3.2 The parties agree that any changes made to this Agreement, whether material or immaterial, will not restart the running of the 21-day period.
3.3 Notwithstanding Section 1.5, nothing herein should be construed to prohibit Executive from challenging the knowing and voluntary nature of this ADEA release.
Section 4. Notice.
4.1 Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or three days after it is sent by registered or certified mail, postage prepaid, or one day after it is sent by a reputable overnight courier (next day service), and, in each case, addressed as follows: To Executive, at the address appearing at the beginning of this Agreement, and to Dynamex at 5429 LBJ Freeway, Suite 1000, Dallas, Texas 75240, Attention: Doris Oloton.
Section 5. Miscellaneous.
5.1 Survival of Covenants. The existence of any claim or cause of action of Executive against Dynamex whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Dynamex of the restrictions incorporated in Section 2. In the event that Executive violates any of the time limited restrictions in Section 2 above, the time periods of the restrictions, provided for in Section 2 (including its subparts) shall be extended by one day for each day Executive failed to comply with the restriction at issue unless otherwise prohibited by law.
5.2 Remedies.
     a. In the event of breach or threatened breach by Executive of any provision of Section 2 (including its subparts) hereof, Dynamex shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of all attorney’s fees and costs incurred by Dynamex in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which Dynamex may incur as a result of said breach or threatened breach. An agreed amount for the bond to be posted is One Thousand Dollars ($1,000.00) if Dynamex seeks an injunction.
     b. Employee understands and agrees that the Non-Competition, Non-Solicitation, and Nondisclosure terms in Section 2—which include Executive’s promise not to work for a competitor (Section 2.1(d.)), not to disclose the Company’s Confidential and/or Privileged Information (Section 2.1(a.)), and not to solicit Company employees or customers (Sections 2.1(b.) and 2.1(c.))—are material terms of this Agreement and that the Company would not pay the Executive the Severance Payment provided for in Section 1.2 but for Executive’s agreement to adhere to the terms set forth in Section 2. Executive’s receipt of the Severance Payment under this Agreement is dependent and contingent on her compliance with the Non-Competition, Non-Solicitation and Nondisclosure terms in Section 2. Executive acknowledges and agrees that irreparable harm would result from any breach by Executive of the covenants contained in Section 2 and that monetary damages alone would not provide the Company with adequate relief for any such breach. Accordingly, the parties agree that injunctive relief, including a temporary restraining order and preliminary and permanent injunction, in favor of the Company would be proper and that the Company is entitled to seek such relief before a court of competent jurisdiction rather than submitting such claims to arbitration as set forth in Section 5.5 below. In addition, Executive agrees that, should Executive breach any of the covenants contained in Section 2, the Company shall be entitled, in addition to any other relief that may be directed by a court of competent jurisdiction, to the following:
     i. prompt return by Executive to the Company of all consideration received under Section 1.2(a); and
     ii. immediate cessation of any obligation to make any remaining payments under Section 1.2(a); and
     iii. payment to the Company of all of its actual attorneys’ fees and costs incurred in such an action, suit or other proceeding, including all appeals or petitions therefrom, if the Company is the prevailing party.
5.3 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal, or unenforceable had not been contained herein. If the restrictions provided for in this Agreement are deemed unenforceable as written, the parties expressly authorize the court to revise, delete, or add to the restrictions contained in this Agreement to the extent necessary to enforce the intent of the parties and to provide Dynamex’ goodwill, confidential information, and other legitimate business interests with effective protection.
5.4 Waiver, Modification, and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement between the parties concerning the matters covered in it. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto or by court order.
5.5 Governing Law. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of Texas. With the exception of actions to enforce Executive’s obligations under Section 2 herein, any controversy or claim arising out of this Agreement shall be settled exclusively and finally by arbitration in Dallas, Texas in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in, and enforced by, any court having jurisdiction thereof.
5.6 No Admission. The parties agree that neither the offer of, nor the execution of, this Agreement will be construed as an admission of wrongdoing by anyone. Instead, this Agreement is to be construed solely as a reflection of the parties’ desire to facilitate a peaceful separation of employment and to ensure there are no unresolved issues between them.

ACCEPTED AND AGREED:

DYNAMEX INC.	CATHY TAYLOR

/s/ James Welch	/s/ Cathy Taylor

By: James Welch
Its: President and Chief Executive Officer
Date: July 17, 2009	Date: July 17, 2009

NOTICE TO EXECUTIVE
     It may be beneficial for you to consult with an attorney or other advisors prior to executing the attached Agreement because it will affect your legal rights. If you accept the terms of the Agreement, it must be signed by you and returned to the Dynamex.
ACKNOWLEDGMENT OF RECEIPT AND WAIVER OF 21-DAY PERIOD
     I acknowledge that I received on July 17, 2009, a proposed agreement between Dynamex and myself (“Agreement”). The Agreement includes a proposed release by me of all claims against Dynamex, if any, that I may have. I understand that the purpose of the Agreement is to ensure that there are no unresolved legal issues between the parties, and it is not an admission of fault by any party. I further acknowledge that I am entitled under the ADEA to take up to 21 days to review and consider the terms of this Agreement and have been so advised. However, I knowingly and voluntarily waive such 21-day period.

CATHY TAYLOR:

/s/ Cathy Taylor

Date:	July 17, 2009

DECLARATION OF CATHY TAYLOR
     1. My name is Cathy Taylor, I am over the age of eighteen (18) and am fully competent to make this Declaration, which is based upon my personal knowledge.
     2. I am currently employed as President, Dynamex U.S.
     3. Except as set forth below, there are no material, outstanding compliance-related issues of which I am aware for Dynamex Inc. that I have not reported to the President and Chief Executive Officer of Dynamex Inc. as of the date of the signing of this declaration.
     DESCRIPTION OF MATTERS, IF ANY:

     (Additional matters may be listed on an attached sheet, as necessary)
     I hereby swear or affirm, under penalty of perjury, that the foregoing statements are true and correct.

/s/ Cathy Taylor

Cathy Taylor

July 17, 2009

Date